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                                                  FORM 10-K EXHIBIT 21
                                                  --------------------

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                                                       State
Parents and Subsidiaries*                              of Incorporation
- - - -------------------------                              ----------------

Name
- - - ----
XTRA Corporation                                            Delaware


Subsidiary of XTRA Corporation
- - - -----------------------------
XTRA Missouri, Inc.                                         Delaware


Subsidiary of XTRA Missouri, Inc.
- - - --------------------------------
XTRA, Inc.                                                  Maine


Subsidiary of XTRA, Inc.
- - - -----------------------
XTRA Intermodal, Inc.                                       Delaware
X-L-Co., Inc.                                               Delaware
XLI, Inc.                                                   Delaware

Subsidiary of XLI, Inc.
- - - -----------------------
Distribution International Corporation                      Delaware


Subsidiaries of
Distribution International Corporation
- - - --------------------------------------
Strick Canada Limited                                       Ontario
XTRA Lease, Inc.                                            Delaware


*  Certain inactive subsidiaries have been omitted.

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